SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 22, 2004

COMMUNITY CENTRAL BANK CORPORATION (Exact name of Registrant as specified in its Charter)

Michigan State or other jurisdiction of incorporation)	000-33373 (Commission File No.)	38-3291744 (IRS Employer Identification Number)

P.O. Box 7 Mount Clemens, Michigan 48046-0007 (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (586) 783-4500

N/A (Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01.  Other Events

            On November 22, 2004, Community Central Bank Corporation issued a press release announcing the filing of a registration statement relating to a proposed rights offering to its existing stockholders. In connection with the rights offering, certain of the Corporation's directors have agreed to purchase any shares of common stock not subscribed for in the rights offering. The Corporation expects to raise approximately $5.0 million through the sale of common stock in the rights offering. The net proceeds of the offering will be used to fund the Corporation's growth strategy and for general corporate purposes. A copy of the press release is included as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits

            (c)  Exhibits.

Exhibit No.	Description

99.1	Press Release, dated November 22, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY CENTRAL BANK CORPORATION

Date: November 22, 2004	By: /s/ Ray T. Colonius
Ray T. Colonius
(Duly Authorized Officer)
Chief Financial Officer